Exhibit 4(f)(4)
SUPPLEMENTAL INDENTURE
TO INDENTURE DATED OCTOBER 11, 2007
     THIS SUPPLEMENTAL INDENTURE dated as of January 12, 2009, is delivered pursuant to Section 4.17 of the Indenture dated as of October 11, 2007 (as heretofore or hereafter modified and supplemented and in effect from time to time, the “2007 Indenture”) among LAMAR MEDIA CORP., a Delaware corporation, the Guarantors party thereto, and THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee (the “Trustee”). All terms used herein without definition having the meanings ascribed to them in the 2007 Indenture.
     The undersigned hereby agrees that:
     1. It is a Guarantor under the 2007 Indenture with all of the rights and obligations of the Guarantors thereunder.
     2. It has granted, ratified and confirmed, in the form and substance of Exhibit B to the 2007 Indenture, the Guarantee provided for by Article 10 of the 2007 Indenture.
     3. It hereby represents and warrants that the representations and warranties set forth in the 2007 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.
     4. All notices, requests and other communications provided for in the 2007 Indenture should be delivered to the undersigned at the following address:
Keith A. Istre
Executive Vice-President and
Chief Financial Officer
Lamar Media Corp. and its Subsidiaries
5551 Corporate Blvd., Ste. 2A
Baton Rouge, LA 70808
     5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 2007 Indenture.
     6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Guarantor:

Pennsylvania Logos, LLC, a Pennsylvania
limited liability company

By: Its Managing Member,
Interstate Logos, L.L.C., a Louisiana
limited liability company

By: Its Managing Member,
Lamar Media Corp., a Delaware
corporation

By:	/s/ Keith A. Istre
Keith A. Istre, Executive Vice- President/
Chief Financial Officer

Attest:
By:	/s/ James R. McIlwain
James R. McIlwain, Secretary

Accepted: THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Christie Leppert
Title: Assistant Vice President

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